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                                  EXHIBIT 23.1

                          CONSENT INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of ENCAD, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-8 of Encad, Inc. for the registration of 580,000 shares of common stock of our report dated February 12, 1999, appearing in this Annual report on Form 10-K of Encad, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Diego, California
August 13, 1999